UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2018, ReShape Lifesciences Inc. (the “Company”) filed a Certificate of Amendment to its Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse split of the Company’s outstanding common stock, $0.01 par value per share (the “Reverse Stock Split”). The Reverse Stock Split became effective after the close of market on June 1, 2018 and will be effective for trading purposes upon the commencement of trading on June 4, 2018, at which point the Company’s common stock will begin trading on a split adjusted basis on the NASDAQ Capital Market. As a result of the Reverse Stock Split, each 15 shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. Any fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will reduce the number of outstanding shares of the Company’s common stock from approximately 36.1 million shares to approximately 2.4 million shares.

As a result of the reverse stock split, proportional adjustments will be made to the number of shares of common stock issuable upon exercise or conversion, and the per share exercise or conversion price, of the company’s outstanding warrants, stock options and convertible preferred stock, in each case in accordance with their terms. The table below sets forth certain effects of the Reverse Stock Split, including on our total outstanding common stock equivalents, based on the outstanding amounts as of May 30, 2018 (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split	Common Stock and Equivalents Outstanding After Reverse Stock Split
Common stock outstanding	36,062,014	2,404,135

Common stock underlying options	9,055,871	603,725

Common stock underlying warrants	47,728,715	3,181,915

Common stock underlying series B preferred stock	14,409,678	960,646

Common stock underlying series C preferred stock	9,538,800	635,920

Common stock underlying series D preferred stock	16,935,484	1,129,033

Total common stock and equivalents	133,730,562	8,915,374

Common stock available for future issuance, including shares reserved under equity incentive plan	134,701,248	265,646,746

The Reverse Stock Split does not reduce the number of authorized shares of common stock and preferred stock under the Certificate. Therefore, the effect of the Reverse Stock Split is to increase the number of shares of common stock and preferred stock available for issuance relative to the number of shares issued and outstanding.  The Reverse Stock Split will not alter the par value of the common stock or preferred stock or modify any voting rights or other terms of the common stock or any series of preferred stock.

A copy of the Certificate of Amendment to the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the ReShape Lifesciences Inc. Sixth Amended and Restated Certificate of Incorporation, as amended (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: June 1, 2018